UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-158478	26-4386951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On October 27, 2011, Global Income Trust, Inc. (the “Company”), through a subsidiary formed for such purpose, closed on the acquisition of the fee simple interest in a Class A office building known as Heritage Commons IV, located on approximately 10 acres of land in the Fort Worth, Texas metropolitan area (the land and building are collectively referred to as “Heritage Commons IV”). The building consists of three stories with approximately 164,000 rentable square feet and has approximately five parking spaces per 1,000 net rentable square feet for surface parking. Heritage Commons IV is located along Interstate 35W and is within Fort Worth’s master planned AllianceTexas development, a 17,000 acre, mixed-used development community.

We purchased Heritage Commons IV from an unaffiliated third party, Heritage Commons IV, Ltd., a Texas limited partnership, for $31.0 million, exclusive of closing and loan costs. We funded $24.5 million of the purchase price from the proceeds of a $20.5 million mortgage loan (“Senior Loan”) and a $4.0 million mezzanine loan (“Mezz Loan”) from JPMorgan Chase Bank, N.A., and paid the balance of the purchase price, together with closing and loan costs, from proceeds of our current offering. In connection with our investment in Heritage Commons IV, we paid our advisor an Investment Services Fee of $573,500, which is equal to 1.85% of the purchase price of the property.

We closed on the Senior Loan and the Mezz Loan on the date we acquired Heritage Commons IV. The Senior Loan bears interest at the rate of 6.018% per annum and will mature on November 1, 2016, subject to our right to extend the Senior Loan for an additional term not to exceed beyond September 1, 2018. For the extension period, if any, the interest rate will increase to no greater than 11.018% per annum. Principal and interest on the Senior Loan will be calculated based on a 25 year amortization, payable in equal monthly installments of $132,307. Assuming no prepayment of the Senior Loan is made and it is not extended for an additional term, the unpaid principal balance due on the Senior Loan on November 1, 2016 is anticipated to be approximately $18.5 million. The Senior Loan may be prepaid, at our option, only after the second anniversary of the date of the first monthly payment under the Senior Loan, subject to a yield maintenance charge. The Senior Loan is collateralized by a deed of trust and an assignment of leases and rents granting the lender a first priority security interest in Heritage Commons IV. The Senior Loan generally is nonrecourse to the borrower, a wholly owned subsidiary we formed to acquire Heritage Commons IV, except in the event of certain insolvency events involving the borrower or its managing member, or if the borrower fails to comply with certain covenants under the loan agreement, including failure to obtain the lender’s consent to transfers of Heritage Commons IV or borrower’s interest in Heritage Commons IV and consent to secondary financings. Generally, the loan documents contain customary covenants, agreements, representations and warranties and events of default, all as set forth in the loan documents. Our operating partnership, Global Income, LP, has guaranteed certain of the borrower’s obligations under the Senior Loan agreements.

The Mezz Loan bears interest at the rate of 11% per annum and has the same maturity date and extension provision as the Senior Loan. However, if the Senior Loan is prepaid, the Mezz Loan must also be prepaid. Interest only payments, based on a 360-day year, are due monthly in the amount of $36,667 during the initial term. Assuming no prepayment of the Mezz Loan is made, the unpaid principal balance due on the loan at maturity will be $4 million. The Mezz Loan may be prepaid at any time, subject to certain additional payments. If the Mezz Loan is repaid on or before November 1, 2012, the borrower must pay the interest that would have been payable for the balance of such first year. In addition, any prepayment is subject to the payment of an exit fee equal to a percentage of the related principal amount of the Mezz Loan that is prepaid (the “Exit Fee”). The Exit Fee increases during the passage of time and ranges from one percent (1%) for the first twenty-four months to four percent (4%) in the fifth year for prepayments made from the date of closing through and including the maturity date of any extended term of the Mezz Loan.

The Mezz Loan is collateralized by 100% of the equity interest in the borrower which was pledged to the lender. The Mezz Loan is generally nonrecourse to the borrower, subject to the same exceptions under the Senior Loan. Generally, the Mezz Loan documents contain customary covenants, agreements, representations and warranties and events of default, all as set forth in the Mezz Loan documents. In addition, an event of default under the Senior Loan will also trigger an event of default under the Mezz Loan. Our operating partnership, Global Income, LP, has guaranteed certain of the borrower’s obligations under the Mezz Loan agreements.

Heritage Commons IV was constructed in 2008 and is 100% leased to Mercedes-Benz Financial Services USA, LLC, a full-service automotive finance company (the “MB Lease”). The MB Lease expires on October 1, 2018, and may be renewed at the option of the tenant for two additional terms of five years each. Monthly base rent on the MB Lease is $286,213, annualized base rent is approximately $3.43 million, and the effective annual base rent per leased square foot is $20.90 per square foot. Commencing on October 1, 2013, the annual base rent will increase to $320,586 per month for an annualized base rent of approximately $3.85 million or $23.41 per square foot. The tenant also is responsible for payment of certain electrical expenses and operating expenses in excess of a specified amount for Heritage Commons IV, subject to caps on certain expenses.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01        Financial Statements and Exhibits.

(a)        Financial Statements of Businesses Acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)        The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)        Exhibits.

10.1	Purchase and Sale Agreement dated April 25, 2011 among Heritage Commons III, Ltd., Heritage Commons IV, Ltd, and Macquarie CNL Income, LP and amendments thereto. (Previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 333-158478) filed August 15, 2011, and incorporated herein by reference.)

10.1.1	Partial Assignment of Purchase and Sale Agreement dated October 27, 2011 between Global Income, LP and GIT Heritage IV TX, LLC. (Filed herewith.)

10.2	Assignment and Assumption of Leases dated October 27, 2011 between Heritage Commons IV, Ltd. and GIT Heritage IV TX, LLC. (Filed herewith.)

10.3	Loan Agreement dated October 27, 2011 between GIT Heritage IV TX, LLC and JPMorgan Chase Bank, National Association. (Filed herewith.)

10.3.1	Promissory Note ($20,500,000) dated October 27, 2011 by GIT Heritage IV TX, LLC in favor of JPMorgan Chase Bank, National Association. (Filed herewith.)

10.3.2	Limited Recourse Guaranty Agreement dated October 27, 2011 by Global Income, LP f/b/o JPMorgan Chase Bank, National Association. (Filed herewith.)

10.4	Mezzanine Loan Agreement dated October 27, 2011 between GIT Heritage IV Mezz, LLC and JPMorgan Chase Bank, National Association. (Filed herewith.)

10.4.1	Mezzanine Promissory Note ($4,000,000) dated October 27, 2011 by GIT Heritage IV Mezz, LLC in favor of JPMorgan Chase Bank, National Association. (Filed herewith.)

10.4.2	Pledge and Security Agreement dated October 27, 2011 between GIT Heritage IV Mezz, LLC in favor of JPMorgan Chase Bank, National Association. (Filed herewith.)

10.4.3	Limited Recourse Mezzanine Guaranty Agreement dated October 27, 2011 by Global Income, LP f/b/o JPMorgan Chase Bank, National Association. (Filed herewith.)

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2011	GLOBAL INCOME TRUST, INC.

	By:	/s/ Steven D. Shackelford
Name: Steven D. Shackelford
Title: Chief Financial Officer